Exhibit 99.1

Joshua P. McGinn, CEP
Senior Vice President, Western Region Relationship Management

American Stock Transfer & Trust Company, LLC
One Embarcadero Center – Suite 566
San Francisco, CA 94111
Office: 415.835-1313

February 19, 2015

Alberta Securities Commission

British Columbia Securities Commission

Ontario Securities Commission

RE:  Xenon Pharmaceuticals Inc.

Pursuant to a request from the above-mentioned reporting issuer, we wish to advise you of the following information in connection with its Annual Meeting of Shareholders:

Date of meeting:	May 4, 2015
Record date for notice:	March 17, 2015
Record date for voting:	March 17, 2015
Beneficial ownership determination date:	March 17, 2015
Securities entitled to notice:	Common Shares
Securities entitled to vote:	Common Shares
Issuer mailing directly to non objecting beneficial owners:	No
Issuer will pay for objecting beneficial owner material distribution:	No
Issuer using notice-and-access for registered investors:	No
Issuer using notice-and-access for non-registered investors:	No
Notice-and-access stratification criteria:	N/A

Yours very truly,

Joshua P. McGinn
Senior Vice-President, Western Region
Relationship Management